Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-3 and related Prospectus of Lantronix, Inc. of our report dated August 27, 2021, relating to the consolidated financial statements of Lantronix, Inc., appearing in the Annual Report on Form 10-K of Lantronix, Inc. for the year ended June 30, 2021.

We also consent to the reference to our firm under the heading Experts in such Prospectus.

/s/ Baker Tilly US, LLP

Irvine, California

September 10, 2021